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                                                                Exhibit (h)(21)

                        BARCLAYS GLOBAL INVESTORS FUNDS
                       SEI INVESTMENTS DISTRIBUTION CO.
                             BANK AGENCY AGREEMENT

                              ____________, 200_

Ladies and Gentlemen:

     SEI Investments Distribution Co., a Pennsylvania corporation, serves as distributor (the "Distributor") of Barclays Global Investors Funds (the "Funds"), an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Funds offer their Class R shares ("Shares") to the public in accordance with the terms and conditions contained in the Funds' Prospectus. As used in this Agreement, the term "Prospectus" means the applicable Fund's prospectus and related statement of additional information, whether in paper format or electronic format, included in the Fund's then currently effective registration statement (or post-effective amendment thereto), and any information that the Distributor or the Funds may issue to you as a supplement to such prospectus or statement of additional information, all as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). You ("Bank Agent") are a division or affiliate of a bank (the "Bank") and desire to make Shares available to your customers ("Customers") on the following terms:

     1. Bank Agency; Services. You are hereby designated a Bank Agent and as such are authorized (i) to accept orders for the purchase of Shares of the Funds as noted on Schedule I and to transmit to the Funds such orders and the payment made therefor, (ii) to accept orders for the redemption of Shares and to transmit to the Funds such orders and all additional material, including any certificates for Shares, as may be required to complete the redemption, and
(iii) to assist shareholders with the foregoing and other matters relating to their investments in the Funds, subject to the terms and conditions set forth in the Prospectus and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder.

     In performing the services described in this Agreement you will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used by your business or any personnel employed by you) as may be reasonably necessary or beneficial to provide such services.

     Your Customers may be certain employee benefit plans ("Plans") for which you may provide administrative services comprised of recordkeeping, trustee, reporting, processing and transfer agency services, as well as services related to the investment of plan assets in Funds specified by a Plan representative, generally upon the direction of Plan participants.

     You agree to make Shares available to your Customers only at the applicable public offering price in accordance with the Prospectus. If your Customer qualifies for a reduced sales charge pursuant to a special purchase plan (for example, a quantity discount, letter of intent, or right of accumulation) as described in the Prospectus, you agree to make Shares available to your Customer at the applicable reduced sales charge.

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     You agree that if you hold Shares in an omnibus account for two or more
Customers, you will be responsible for determining, in accordance with the Prospectus, whether, and the extent to which, a contingent deferred sales charge, redemption fee or similar fee is applicable to a purchase or redemption of Shares from such a Customer, and you agree to transmit immediately to the applicable Fund any contingent deferred sales charge, redemption fee or similar fee to which such purchase was subject. You hereby represent that if you hold Shares subject to a contingent deferred sales charge, redemption fee or similar fee, you have the capability to track and account for such charge or fees. You further agree to otherwise administer and maintain the omnibus account so that the terms and conditions of the Prospectus, including those set forth above, apply to each Customer, subject to such procedures, if any, that the Distributor may from time to time issue to you. The Funds reserve the right, at their discretion, to verify your compliance with the terms and conditions of the Prospectus by inspecting your tracking and accounting system or otherwise.

     You are to review each Share purchase or redemption order submitted to the Funds through you or with your assistance for completeness and accuracy.

     You agree to order Shares only to cover purchase orders that you have already received from your Customers. You will not withhold placing Customers' orders so as to profit yourself as a result of such withholding (for example, by a change in a Fund's net asset value from that used in determining the offering price to your Customers) or place orders for Shares in amounts just below the point at which sales charges are reduced so at to benefit from a higher sales charge applicable to an amount below a breakpoint. You further agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. You represent that any order, instruction and/or related information transmitted to the Funds by you for the purchase, redemption or exchange of Shares has been authorized by your Customers.

     You further agree that you will undertake from time to time certain shareholder communication activities as necessary or appropriate for your Customers who have purchased Shares. You may perform these duties yourself or subcontract them to a third party of your choice. These shareholder communication activities may include one or more of the following services:
(i) responding to Customer inquiries relating to the services performed by you;
(ii) responding to routine inquiries from Customers concerning their investments in Shares; and (iii) providing such other similar services as may be reasonably requested by the Distributor to the extent you are permitted to do so under applicable statutes, rules and regulations.

     In addition, you agree to perform one or more of the following administrative services as necessary or appropriate for your Customers and the
Funds: (i) establishing and maintaining accounts and records relating to Customers that invest in Shares, including taxpayer identification numbers;
(ii) processing dividend and distribution payments from the Funds on behalf of Customers; (iii) providing information periodically to Customers showing their positions in Shares; (iv) forwarding sales literature and advertising provided by the Distributor or the Funds; (v) arranging for bank wires; (vi) providing subaccounting with respect to Shares owned of record or beneficially by Customers or providing the information to the Funds necessary for subaccounting; (vii) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers;
(viii) assisting in processing

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purchase, exchange and redemption requests from Customers and in placing such orders with the Funds' service contractors; and (ix) assisting Customers in changing dividend options, account designations and addresses.

     Finally, you specifically agree to:

     (i) if you are a broker-dealer, provide monthly sales and asset level statistics for each Fund sorted by state, branch and broker;

     (ii) if you are a broker-dealer, provide professional research coverage for the Funds;

     (iii) disseminate the Funds' Prospectuses and such other educational or marketing materials as may be agreed to by the parties from time to time;

     (iv) if you are a broker-dealer, provide the Funds' marketing representatives with reasonable access to your offices and branches so as to allow such representatives to provide educational services with respect to the Funds; and

     (v) provide such other services analogous to the foregoing as you customarily provide to your Customers with respect to holdings of shares of open-end investment companies or as the Distributor or the Funds may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

     In performing the services described in this Agreement, you will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used by your business or any personnel employed by you) as may be reasonably necessary or beneficial to provide such services.

     2. Agreement to Provide Shareholder Information.

     a. As instructed by you, the Fund's transfer agent will open accounts on the Fund's books and records (each, an "account") in order to process Share purchase and redemption requests for you and your "Shareholders" (as that term is defined below). You agree to provide the Fund, or its designee, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Shareholders; the name or other identifier of any investment professionals associated with the Shareholders or account (if known); and the amount, date, and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account during the period covered by the request. Notwithstanding the foregoing, you are not required to provide any information under this Section until the SEC designated Rule 22c-2 compliance date (currently established as October 16, 2006 in SEC Release No. IC-26728).

     b. You agree to transmit the requested information that is on your books and records to the Fund, or its designee, promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on your books and records, you agree to use best efforts to:
(i) promptly obtain and transmit the requested information; or (ii) obtain assurances from the accountholder that the requested information will be provided directly to the Fund promptly. In such instance, you agree to inform the Fund whether you plan to perform (i)

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or (ii). Responses required by this paragraph must be communicated in writing, which writing may be an electronic or a facsimile transmission, and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund, or its designee, should be consistent with the NSCC Standardized Data Reporting Format.

     c. All requests from the Fund will set forth a specific period for which transaction information is sought, which period may include each trading day. The Fund, or its designee, may request transaction information as it deems appropriate, including to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing disruptive trading activity in the Fund or dilution of the value of the outstanding Shares of the Fund. The Fund will not use the information received for marketing or any other similar purpose without your prior written consent.

     d. You agree to execute written instructions from the Fund, or its designee, to restrict or prohibit further purchases or exchanges of Shares by any Shareholder specifically identified by the Fund or its designee. Such instruction can be for any reason deemed appropriate by the Fund or its designee, including for a Shareholder that has been identified as having engaged in transactions of the Fund's Shares (directly or indirectly through your accounts) that violate policies established by the Fund for the purpose of eliminating or reducing disruptive trading activity in the Fund or dilution of the value of the outstanding Shares of the Fund. When issuing you instructions, the Fund, or its designee, will include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions will include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information. You agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after you receive the instructions and you must provide written confirmation to the Fund, or its designee, that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten
(10) business days after the instructions have been executed.

     e. For purposes of this Section, the term "Shareholder" means: (i) a beneficial owner of Shares, whether the Shares are held directly or by you in nominee name; (ii) an employee benefit, retirement or other plan participant notwithstanding that the plan may be deemed to be the beneficial owner of Shares; or (iii) a holder of interests in a variable annuity or variable life insurance contract issued by you.

     3. Anti-Money Laundering. You represent and warrant that you are in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act ("BSA") and applicable guidance issued by the SEC and the guidance and rules of National Association of Securities Dealers, Inc. (the "NASD").

     You represent and warrant that you have in place an anti-money laundering program that complies with the law in jurisdictions in which Shares are distributed, including applicable provisions of the BSA, the USA Patriot Act of 2001 and programs administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

     You agree to take all reasonable steps to determine (i) the true identity of your customers, (ii) the source of your customers' funds and (iii) that your customers are not involved in money

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laundering activities. You further agree to comply with any other "know your customer" requirements under applicable law; and to monitor your customers' transactions in order to detect attempted or actual money laundering involving Shares. You further agree to notify the Distributor of any suspicious activity relating to transactions involving Shares.

     Upon our reasonable request, you agree to promptly provide the Distributor and/or federal examiners with documentation relating to your anti-money laundering policies and process.

     4. Execution of Orders. All orders for the purchase of any Shares shall be executed at the then current public offering price per Share (i.e., the net asset value per Share plus the applicable sales load, if any) and all orders for the redemption or exchange of any Shares shall be executed at the net asset value per Share, plus any applicable redemption charge, or exchange fee, in each case as described in the Prospectus. The Funds and the Distributor reserve the right to reject any purchase request at their sole discretion. In this regard, you shall ensure that any orders submitted by you to any Fund for a particular trade date have been received by you prior to such Fund's cut-off time for orders, in each case in accordance with the terms and conditions set forth in such Fund's Prospectus and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder. In the event an order is received after such cut-off time, you shall ensure that such order is submitted in such a manner so that the order is priced in accordance with the Fund's Prospectus and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder.

     If required by law, each transaction shall be confirmed in writing on a fully disclosed basis. The procedures relating to all orders and the handling of each order will be subject to the terms of the Prospectus and such written instructions as may be agreed to by the parties from time to time. Payment for Shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus or is not in good order, or if an order for purchase, redemption, exchange, transfer or registration of Shares is changed or altered, the Funds and the Distributor reserve the right, without notice, to cancel the sale, redemption, exchange, transfer or registration and to hold you responsible for any loss sustained as a result thereof. The Funds or the Distributor may, without notice, suspend sales or withdraw the offering of Shares, or make a limited offering of Shares. You represent and warrant that you have procedures in place reasonably designed to ensure that orders received by you are handled in a manner consistent with the Funds' Prospectus and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder. In addition, you agree that you will not enter into any arrangement to facilitate trading of Shares in a manner inconsistent with the Funds' Prospectus or applicable law.

     5. Limitation of Authority. No person is authorized to make any representations concerning the Funds or the Shares except those contained in the Prospectus and in such printed information as the Distributor may subsequently prepare. No person is authorized to distribute any sales material relating to the Funds without the prior written approval of the Distributor. You may not distribute or make available to investors any information that the Distributor furnishes you marked "FOR DEALER USE ONLY" or that otherwise indicates that it is confidential or not intended to be distributed to investors.

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     6. Compensation. As compensation for the services provided hereunder, you may retain any sales charge paid by your Customer pursuant to the Prospectus unless the payment of any such sales charge by your Customer has been waived by the applicable Fund for any reason. The Distributor may also pay you compensation for the services provided hereunder, in the amounts and at the times as the Distributor may determine from time to time with respect to the average daily net asset value of the Shares owned of record or beneficially by your Customers.

     Payments to you for performing shareholder and administrative services are made in consideration of such services to shareholders of the applicable Funds, and you hereby represent by your acceptance of such payments that you are providing such services. Your provision of these services is not on behalf of the Funds or the Distributor, and you agree that neither the Funds nor the Distributor is responsible for the manner of your performance of or for any of your acts or omissions in connection with such services.

     Payments by the Distributor will be computed and paid in accordance with the applicable distribution plans adopted by the Funds (pursuant to Rule 12b-1 under the Investment Company Act), as they may be amended from time to time. You acknowledge that any compensation to be paid to you by the Distributor shall be paid from proceeds paid to the Distributor by the Fund pursuant to such distribution plans, and to the extent the Distributor does not receive such proceeds for any reason, the amounts payable to you will be reduced accordingly. Payments made in accordance with a distribution plan may be made for only so long as the distribution plan remains in effect. The Distributor or the Funds may change or discontinue any schedule of payments for services provided hereunder or issue a new schedule upon written notice to you. The current schedule of payments made for services provided hereunder is attached as Schedule I.

     In determining the amount payable to you hereunder, the Distributor reserves the right to exclude payment for any services that the Distributor reasonably determines have not been provided in accordance with the provisions of the Prospectus and this Agreement.

     In the event that you are acting in a fiduciary capacity on behalf of any of your Customers to whom you are making Shares available, you represent that you have reviewed with competent legal counsel the receipt of compensation of the type described herein and that you have been advised by such counsel that receipt of such compensation by you is permissible under applicable law.

     7. Delivery of Prospectuses. You agree to comply, to the extent required by applicable statutes, rules and regulations, with the provisions contained in the Securities Act governing the delivery of a Prospectus to any person to whom you make Shares available. You further agree to deliver, upon Distributor's request, copies of any amended Prospectus to persons whose Shares you are holding as record owner. You further agree to forward, if required by law, shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers.

     8. Qualification to Act. Each party to this Agreement represents to the other party that it is either (a) a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (b) a "bank" as defined in Section 3(a)(6) of the Exchange Act

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that is not required to register as a broker-dealer under the Exchange Act.
Each party further represents to the other party that it has been duly authorized to enter into this Agreement and to perform its obligations hereunder.

     If the party is a registered broker-dealer, such party represents that it is qualified to act as a broker-dealer in the states where it transacts business, and it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). It agrees to maintain its broker/dealer registration and qualifications and its NASD membership in good standing throughout the term of this Agreement. . This Agreement will terminate automatically without notice in the event that either party's NASD membership is terminated or suspended. You agree to notify the Distributor in writing of any such action or event that shall cause termination of this Agreement.

     You agree that each partner, director, officer, employee or agent of yours who will participate or otherwise be involved in the offer or sale of the shares of the Fund or the performance by you of your duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which you offer and sell Shares of the Fund.

     If you are a "bank", you agree to comply with all applicable federal and state laws, including the rules and regulations of all applicable federal and state bank regulatory agencies and authorities. This Agreement will terminate automatically without notice in the event that you cease to be a "bank" as defined in Section 3(a)(6) of the Exchange Act or in the event that you become subject to broker/dealer registration requirements under the Exchange Act and fail to be so registered.

     You agree that in performing the services under this Agreement, you at all times will comply with the Conduct Rules of the NASD, particularly Conduct Rule 2830, and any other regulations or guidelines issued by the NASD. Without limiting the generality of the foregoing, you agree, to the extent required by applicable law and your applicable federal or state regulator, to provide your Customers a written notice regarding the availability of the NASD Regulation Public Disclosure Program no less than once every calendar year pursuant to NASD Conduct Rule 2280. The notice shall contain (i) the Program hotline telephone number; (ii) the NASD Regulation web site address; and (iii) a statement as to the availability to your Customers of an investor brochure from the NASD that includes information describing the Public Disclosure Program.

     You agree that you are responsible for knowing the provisions and policies of the Fund related to breakpoints, if any, and for applying those provisions and policies to the sale of shares to Customers. Moreover, you agree that you will not combine customer orders to reach breakpoints in commissions or for any other purposes whatsoever unless authorized by the then current Prospectus or by the Distributor in writing. Finally, you agree to maintain policies and procedures, including supervisory procedures, reasonably designed to ensure that customers are apprised of, and receive, breakpoint opportunities. You agree to provide the Distributor, upon reasonable request, with a copy of such policies and procedures and such other documentation that will allow us to satisfy the Distributor supervisory and/or compliance obligations under the applicable laws, rules and regulations of the NASD and the SEC.

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     You agree to be bound by and to comply with all applicable federal and state laws and rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual fund shares or classes of such shares.

     You represent and warrant that you have been duly authorized by proper corporate action to enter into this Agreement and to perform your obligations hereunder, evidence of which corporate action shall be properly maintained and made part of your corporate records.

     9. Blue Sky. The Funds have registered an indefinite number of Shares under the Securities Act. The Funds intend to register or qualify in certain states where registration or qualification is required. We will inform you as to the states or other jurisdictions in which the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states. You agree that you will offer Shares to your Customers only in those states where such Shares have been registered, qualified, or an exemption is available. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. We will file with the Department of State in New York a State Notice and a Further State Notice with respect to the Shares, if necessary.

     10. Authority of Funds and Bank Agent. The Funds shall have full authority to take such action, as they deem advisable in respect of all matters pertaining to the offering of Shares, including the right not to accept any order for the purchase of Shares.

     You shall be deemed an independent contractor and nothing in this Agreement shall cause you to be a partner or agent of the Distributor, or an agent of the Funds, and you shall have no authority to act for or represent either the Distributor or the Funds. Neither the Distributor nor any Fund shall be liable for any of your acts or obligations as an agent (for your Customers) under this Agreement. You will not act as "underwriter" or "distributor" of shares, as those terms are used in the Investment Company Act, the Securities Act, and the rules and regulations promulgated thereunder.

     11. Recordkeeping. You will (i) maintain all records required by law to be kept by you relating to transactions in Shares and, upon request by the Funds, promptly make such records available to the Funds as the Funds may reasonably request in connection with their operations and (ii) promptly notify the Funds if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner. If you hold Shares as a record owner for your Customers, you will be responsible for maintaining all necessary books and Customer account records which reflect their beneficial ownership of Shares, which records shall specifically reflect that you are holding Shares as agent, custodian or nominee for your Customers.

     12. Liability. The Distributor shall be under no liability to you hereunder except for its failure to exercise good faith in discharging the obligations expressly assumed by it hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. By your acceptance of this Agreement, you agree to and do release, indemnify and hold harmless the Distributor and the Funds and their respective successors and assigns, each of their respective officers and directors, and each person who controls either the Distributor or the Funds within the meaning of Section 15 of the Securities Act against any loss, liability, claim,

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damages or expense (including reasonable attorneys' fees and expenses) arising by reason of (i) any direct or indirect actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder for the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of your Customers including violations of the terms and conditions of the Prospectus or applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder, with respect to such orders or (ii) any breach of this Agreement by you or your successors. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or you of compliance with any applicable provision of the Investment Company Act, the Securities Act, the Exchange Act, the Investment Advisors Act of 1940, as amended, or the rules and regulations promulgated by the SEC thereunder.

     The Distributor shall indemnify and hold you and your affiliates, officers, directors, employees, agents, successors and assigns, and controlling persons harmless from and against any and all loss, claim, damage, liability and expense (including without limitation reasonable attorneys' fees), as incurred, arising out of or in connection with any untrue statements or omissions, made in the Funds' Prospectuses (including the Statement of Additional Information) or any amendment or supplement thereto.

     13. Privacy. You represent that you have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (i) ensure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (iv) protect against unauthorized disclosure of non-public information to unaffiliated third parties; and (v) otherwise ensure that you are in compliance with Regulation S-P.

     14. Amendment. The Distributor may amend this Agreement at any time by ten
(10) days' advance written notice to you, which amendment shall be effective on the day following this notice period. The first order placed by you subsequent to the close of such notice period shall be deemed as your acceptance of such amendment.

     15. Termination. This Agreement may be terminated by either party, without penalty, upon ten (10) days' notice to the other party and shall automatically terminate in the event of its assignment (as defined in the Investment Company
Act). This Agreement shall also terminate at any time without penalty in the event the Funds terminate the Distribution Agreement between the Funds and the Distributor.

     You agree to notify us promptly and to immediately suspend making Shares available to your Customers in the event that (i) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against you; (ii) you file a petition in bankruptcy or a petition seeking similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against you seeking such relief; (iii) you are found by the SEC, the NASD, or any other federal or state regulatory agency or authority to have materially violated any applicable federal or state law, rule or regulation arising out of your activities as a bank or broker/dealer;
(iv) you are found by the SEC, the NASD, or any other federal or state regulatory agency or authority to have violated any applicable federal or state law, rule or

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regulation in connection with this Agreement; or (v) you cease to be a member in good standing of the NASD or you cease to be a "bank" as defined in
Section 3(a)(6) of the Exchange Act, as applicable. This Agreement will terminate effective immediately upon the occurrence of any such event; provided that your obligation to notify us shall survive such termination.

     16. Nature of Agreement. You acknowledge and agree that this Agreement has been entered into pursuant to Rule 12b-1 under the Investment Company Act, and is subject to the provisions of said Rule (as it may be amended from time to time), as well as any other applicable rules promulgated by the SEC

     17. Communications. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile machine or a similar means of same day delivery (with a confirming copy by mail). All notices to the Distributor should be given or sent to SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, Attention: Compliance Officer. Any notice to you shall be given or sent to you at the address specified by you below.

     18. Severability; Governing Law. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     19. Investigations and Proceedings. The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activity under this Agreement and promptly notify the other party of any such investigation or proceeding.

     20. Survival. The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 12 hereof, shall survive any termination of this Agreement.

     21. Captions. All captions used in this Agreement are for convenience only, are not a part hereof, and are not to be used in construing or interpreting any aspect hereof.

     22. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.

 (The remainder of this page has been left intentionally blank. The signature page follows).

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Distributor both copies of this agreement.

                                           SEI INVESTMENTS DISTRIBUTION CO.

                                           By:
                                                  -----------------------------
                                           Name:
                                           Title:

Confirmed and accepted:

Firm Name:
(please provide full legal name)

By:
       -------------------------
        (Authorized Signature)
Name:
       -------------------------
Title:
       -------------------------
Date:
       -------------------------

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you request to enter into a selling agreement, we will ask your name, address, and other information that will allow us to identify you. This information will be verified to ensure your identity. The Distributor is required by law to reject your request if the required identifying information is not provided. In certain instances, the Distributor is required to collect documents to fulfill its legal obligation. Documents provided in connection with your application will be used solely to establish and verify your identity, and the Distributor shall have no obligation with respect to the terms of any such document.

To enable the processing of this Agreement, please provide the following information. This information is being solicited in order for the Distributor and the Funds to comply with applicable anti-money laundering laws and regulations. Failure to complete the following will delay, and possibly prevent, the Distributor from processing this Agreement.

Firm's CRD Number:
                                        -------------------------------------

Firm's Principal Address:
                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

Firm's Primary Telephone Number:
                                        -------------------------------------
Firm's SEC Registration Number:
                                        -------------------------------------

Firm's Tax Identification Number (TIN): -------------------------------------

                                  SCHEDULE 1

                        BARCLAYS GLOBAL INVESTORS FUNDS

                                                                     Annual
                                                                 12b-1 Fee Rate
                                                                 --------------
LifePath Retirement Portfolio     Class R                             0.25%
LifePath 2010 Portfolio           Class R                             0.25%
LifePath 2020 Portfolio           Class R                             0.25%
LifePath 2030 Portfolio           Class R                             0.25%
LifePath 2040 Portfolio           Class R                             0.25%

Approved by the Board of Trustees of Barclays Global Investors Funds on March 15, 2007.